Pattern Energy Announces Agreements to
Acquire Henvey Inlet and Grady Wind Facilities
- Entered into an Agreement for a $260 Million Private Placement of Series A Preferred Stock to Fund Acquisitions -
SAN FRANCISCO, California, October 11, 2019 - Pattern Energy Group Inc. (NASDAQ and TSX: PEGI) (“Pattern Energy” or the “Company”) today announced agreements to acquire ownership interests in two operating wind power facilities, the Henvey Inlet Wind facility in Ontario and the Grady Wind facility in New Mexico. The Company has also entered into an agreement for a $260 million private placement of perpetual preferred stock (the “Series A Preferred Stock”) with certain institutional investors and intends to use a portion of the net proceeds to finance the two acquisitions.
Highlights

•
$293 million[1] acquisition of two operating wind facilities with 20- and 25-year power purchase agreement (“PPA”) contract terms, in line with business plan. In addition, Pattern Energy will assume the project finance loans, or tax equity, for the individual projects and purchase a C$97 million loan made to Nigig Power Corporation (“Nigig Power”), a subsidiary of the Henvey Inlet First Nation, the partner in the Henvey Inlet Wind project.

•	At a 10x multiple of the five-year average cash available for distribution[2], the acquisitions significantly contribute to the Company’s 2019/2020 growth objectives.

•	520 MW operating capacity (251 MW owned capacity) purchased from Pattern Energy Group LP (“PEG LP”) and Pattern Energy Group 2 LP (“Pattern Development”).

•
Attractive placement of $260 million for 10.4 million shares of Series A Preferred Stock with an initial base dividend of 5.625% plus an additional contingent dividend based upon sharing of distributions, subject to a cap, received from Pattern Energy’s 29.3% ownership in Pattern Development.

1)	USD to CAD exchange rate of $1.30.

2)
This forward looking measure of five-year average annual purchase price multiple of cash available for distribution (CAFD) contribution from the Henvey Inlet Wind and Grady Wind facilities is a non-GAAP measure that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found within Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations - Key Performance Metrics, of Pattern Energy’s 2018 Annual Report on Form 10-K.

“These acquisitions increase our portfolio by 13% to 4.4 gigawatts of operational capacity across 28 renewable energy facilities,” said Mike Garland, CEO of Pattern Energy. “The Henvey Inlet and Grady acquisitions are immediately accretive to CAFD per share with each facility characterized by strong cash flow profiles that are backed by long-term power contracts with investment-grade offtakers. The preferred stock offering enhances the Company’s financial flexibility and demonstrates our ability to attract institutional capital into our business. The preferred security offers an attractive alternative equity funding source that is accretive to our common shareholders.”

Overview of Acquisitions
Pattern Energy is committing to pay C$242.4 million at closing to acquire 100% of PEG LP’s 50% equity ownership interest (equating to a 50% owned interest or 150 MW of owned capacity) in the 300 MW Henvey Inlet Wind facility. Following purchase price adjustments to be made at term conversion, the estimated economic cost to the Company for such interest will be C$252 million. Nigig Power owns the remaining 50% interest in the facility. Henvey Inlet Wind is located on the northeast shore of the Georgian Bay in Ontario and commenced commercial operations in September 2019. The facility utilizes 87 Vestas 3.45 MW turbines and has a 20-year PPA with the Independent Electricity System Operator for 100% of its production. The acquisition is expected to close in the next 15 days.
As part of the acquisition, Pattern Energy is purchasing from PEG LP a C$97 million loan outstanding with Nigig Power. The loan was made to Nigig Power to allow the partner to fund a portion of the construction cost and is expected to be repaid in less than 12 months. Prior to the refinancing, Pattern Energy will receive all distributions from Nigig Power’s ownership interest until the loan is repaid. The loan pays an interest rate of 10% per annum.
Pattern Energy acquired 51% of Pattern Development’s Class B member interest in the 220 MW Grady Wind facility for $99.45 million for an owned interest of 101 MW. Grady Wind is located in Curry County, New Mexico and commenced commercial operations in the third quarter of 2019. The Public Sector Pension Investment Board (PSP Investments) is acquiring the remaining Class B member interest. The facility utilizes 84 Siemens Gamesa 2.625 MW turbines and has a 25-year PPA with Sacramento Municipal Utility District for 100% of its production up to 200 MW.
Financing Details
The Company intends to use the $256 million of net proceeds from the Series A Preferred Stock to finance the acquisition of ownership interests in the Henvey Inlet Wind and Grady Wind facilities and pay related expenses and fees. The Series A Preferred Stock has a par value of $260 million and was issued with 1.5% of original issue discount. The private placement to certain institutional investors, led by CBRE Caledon, is expected to close by October 25, 2019, subject to customary closing conditions.
Upon declaration by the Company’s Board of Directors, the Series A Preferred Stock will pay cumulative cash dividends at an annual rate of 5.625% (the “Base Dividend”), based on the $25.00 liquidation preference. The Base Dividend increases by 0.5% every year starting on the third anniversary of issuance to a maximum of four escalations, or 7.625%.
Shares of the Series A Preferred Stock are entitled to receive as an additional contingent dividend, 12.6% of distributions made by Pattern Development to Pattern Energy (the “Dividend Passthrough”). The Dividend Passthrough payable is capped and shall not exceed $3.25 per share of the Series A Preferred Stock. Unless the full accumulated Base Dividend and any Dividend Passthrough have been declared and paid (or a sum sufficient set aside for such payment), dividends may not be declared, paid, or set aside for the Common Stock.
The Series A Preferred Stock is non-callable until 2024 after which it is convertible by the Company into Common Stock or cash at the Company’s election subject to a 101% premium to the liquidation preference. The Company does not intend to redeem the security and if redeemed intends to replace it with equity or an equity like instrument.

The Series A Preferred Stock is being offered only to certain institutional investors in a private placement under the Securities Act of 1933, as amended (“Securities Act”). The Series A Preferred Stock has not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. In Canada, the Series A Preferred Stock may be offered on a prospectus-exempt basis to certain accredited investors (as defined under applicable Canadian securities laws) who are also qualified institutional buyers or under another available prospectus exemption.
The placement of Series A Preferred Stock is subject to TSX approval, including conditional listing approval for the shares of Common Stock issuable in certain circumstances upon conversion of the Series A Preferred Stock. In obtaining TSX approval, the Company intends to rely on the “Eligible Interlisted Issuer” exemption from TSX rules under section 602.1 of the TSX Company Manual.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the Nasdaq Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 28 renewable energy projects, including one project it has agreed to acquire, with an operating capacity of 4.4 GW in the United States, Canada and Japan that use proven, best-in-class technology. Pattern Energy's wind and solar power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding, the ability to achieve the five year average CAFD multiple for the Henvey Inlet Wind and Grady Wind projects, the ability and timing to consummate the acquisition of the Henvey Inlet Wind project, the ability and timing to consummate the Series A Preferred Stock offering, the ability and timing to refinance the loan to Nigig Power, the ability to declare and pay the accumulated Base Dividend and any Passthrough Dividend, the ability to continue to pay dividends on Common Stock, the conversion of the Series A Preferred Stock into common stock, and similar statements. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or the Company's actual results to differ materially from those contained in any forward-looking statement.
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Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com